Exhibit 99.1

Global Public Affairs & Communications P.O. Box 1734, Atlanta, GA 30301 +1 (404) 676-2683

FOR IMMEDIATE RELEASE

CONTACTS:  Investors:            Jackson Kelly

+1 (404) 676-7563

Media:       Kenth Kaerhoeg

+1 (404) 676-2683

pressinquiries@na.ko.com

THE COCA-COLA COMPANY ANNOUNCES RESULTS TO
DATE OF CASH TENDER OFFERS

ATLANTA, Nov. 23, 2010 — The Coca-Cola Company (“TCCC” or the “Company”) today announced that approximately $1.85 billion in aggregate principal amount of notes were tendered prior to 5:00 p.m., EST, on Monday, November 22, 2010—the Any and All Offer expiration date—pursuant to its previously announced cash tender offer for any and all of the 7.125% Debentures due August 1, 2017, 4.500% Notes due August 15, 2019, Zero Coupon Notes due June 20, 2020, 8.500% Debentures due February 1, 2022, 8.000% Debentures due September 15, 2022, 6.750% Debentures due September 15, 2023, 7.000% Debentures due October 1, 2026, 6.950% Debentures due November 15, 2026, 6.750% Debentures due September 15, 2028, 6.700% Debentures due October 15, 2036, 6.750% Debentures due January 15, 2038 and 7.000% Debentures due May 15, 2098 issued by the Company’s wholly-owned subsidiary, Coca-Cola Refreshments USA, Inc. (“CCR”), and the 7.375% Notes due July 29, 2093 issued by the Company.

In the Any and All Offer, according to information provided by D. F. King & Co., Inc., the tender agent for the offers, $1.85 billion in aggregate principal amount of notes were validly tendered and not validly withdrawn prior to the expiration of the offer at 5:00 p.m., EST, on November 22, 2010 as more fully set forth below. The Company has accepted for payment all notes validly tendered and not validly withdrawn in the Any and All Offer and expects to make payment for the notes in same-day funds today.

Issuer	CUSIP Numbers	Title of Security	Principal Amount Outstanding (US$)	Principal Amount Tendered (US$)	Percent Tendered of Principal Amount Outstanding

CCR	191219BB9	7.125% Debentures due 2017	$300,000,000	$74,641,000	24.88%
CCR	191219BW3	4.500% Notes due 2019	$250,000,000	$146,940,000	58.78%
CCR	191219AV6	Zero Coupon Notes due 2020	$488,560,000	$185,253,000	37.92%
CCR	191219AP9	8.500% Debentures due 2022	$745,617,000	$317,892,000	42.63%
CCR	191219AQ7	8.000% Debentures due 2022	$236,533,000	$99,154,000	41.92%
CCR	191219AU8	6.750% Debentures due 2023	$250,000,000	$95,360,000	38.14%
CCR	191219AW4	7.000% Debentures due 2026	$299,950,000	$156,538,000	52.19%
CCR	191219AY0	6.950% Debentures due 2026	$500,000,000	$255,567,000	51.11%
CCR	191219BE3	6.750% Debentures due 2028	$400,000,000	$196,371,000	49.09%
CCR	191219AX2	6.700% Debentures due 2036	$299,990,000	$119,611,000	39.87%
CCR	191219BC7	6.750% Debentures due 2038	$250,000,000	$127,441,000	50.98%
CCR	191219BD5	7.000% Debentures due 2098	$250,000,000	$51,959,000	20.78%
TCCC	191216AF7	7.375% Notes due 2093	$117,325,000	$21,490,000	18.32%

The Company has set the maximum principal amount of notes to be purchased pursuant to the Maximum Tender Offer as $1,601,783,000. Such maximum amount is equal to the difference between US$3,450,000,000 and the aggregate principal amount of notes validly tendered and accepted for payment in the Any and All Offer. The amounts of each series of notes to be purchased in the Maximum Tender Offer are prioritized and may be prorated as set forth in the Offer to Purchase, as supplemented on November 16, 2010.

The Maximum Tender Offer is scheduled to expire at 11:59 p.m., EST, on December 14, 2010, unless extended or earlier terminated.  Holders of notes subject to the Maximum Tender Offer must tender and not withdraw their notes before the early tender date, which is 5:00 p.m., EST, on November 30, 2010, unless extended, to be eligible to receive the total consideration.  Holders of notes subject to the Maximum Tender Offer who tender their notes after the early tender date will be eligible to receive the tender offer consideration, which is the total consideration minus $30 per $1,000 principal amount of notes tendered by such holder that are accepted for purchase. Holders of notes subject to the Maximum Tender Offer who tender their notes after the early tender date may not withdraw their notes except in the limited circumstances described fully in the Offer to Purchase.

The total consideration for each $1,000 principal amount of notes tendered and accepted for payment pursuant to the Maximum Tender Offer will be determined in the manner described in the Offer to Purchase by reference to a fixed spread specified for each series of the notes over the yield based on the bid side price of the U.S. Treasury Security specified on the cover page of the Offer to Purchase, as calculated by the dealer managers at 2:00 p.m., EST, on November 30, 2010.  In addition to the total consideration or the tender offer consideration, as applicable, accrued interest up to, but not including, the settlement date will be paid in cash on all validly tendered notes accepted in the Maximum Tender Offer. The settlement date for the Maximum Tender Offer is currently expected to be Wednesday, December 15, 2010.

The Company has retained Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc. to serve as coordinating dealer managers and Goldman, Sachs & Co. and BofA Merrill Lynch to serve as dealer managers and D.F. King & Co., Inc. to serve as the tender and information agent for the tender offers.

Requests for documents may be directed to D.F. King & Co., Inc. by telephone at 800.901.0068 (toll free) or 212.269.5550 (collect) or in writing at 48 Wall Street, 22nd Floor, New York, New York 10005. Questions regarding the tender offers may be directed to Deutsche Bank Securities Inc. at 866.627.0391 (toll free) or 212.250.2955 (collect) or HSBC Securities (USA) Inc. at 888.HSBC.4LM (toll free) or 212.525.5552 (collect).

This press release is not a tender offer to purchase or a solicitation of acceptance of a tender offer, which may be made only pursuant to the terms of the Offer to Purchase. In any jurisdiction where the laws require the tender offers to be made by a licensed broker or dealer, the tender offer will be deemed made on behalf of the Company by Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Goldman, Sachs & Co., BofA Merrill Lynch or one or more registered brokers or dealers under the laws of such jurisdiction.

About The Coca-Cola Company

The Coca-Cola Company (NYSE: KO) is the world’s largest beverage company, refreshing consumers with more than 500 sparkling and still brands. Along with Coca-Cola, recognized as the world’s most valuable brand, the Company’s portfolio includes 12 other billion dollar brands, including Diet Coke, Fanta, Sprite, Coca-Cola Zero, vitaminwater, Powerade, Minute Maid, Simply and Georgia. Globally, we are the No. 1 provider of sparkling beverages, juices and juice drinks and ready-to-drink teas and coffees. Through the world’s largest beverage distribution system, consumers in more than 200 countries enjoy the Company’s beverages at a rate of 1.6 billion servings a day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that protect the environment, conserve resources and enhance the economic development of the communities where we operate.

Forward-Looking Statements

This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health concerns; scarcity and quality of water; changes in the nonalcoholic beverages business environment, including changes in consumer preferences based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs, changes in lifestyles and competitive product and pricing pressures; impact of the global credit crisis on our liquidity and financial performance; increased competition; our ability to expand our operations in developing and emerging markets; foreign currency exchange rate fluctuations; increases in interest rates; our ability to maintain good relationships with our bottling partners; the financial condition of our bottling partners; increases in income tax rates or changes in income tax laws; increases in indirect taxes or new indirect taxes; our ability and the ability of our bottling partners to maintain good labor relations, including the ability to renew collective bargaining agreements on satisfactory terms and avoid strikes, work stoppages or labor unrest; increase in the cost, disruption of supply or shortage of energy; increase in cost, disruption of supply or shortage of ingredients or packaging materials; changes in laws and regulations relating to beverage containers and packaging, including container deposit, recycling, eco-tax and/or product stewardship laws or regulations; adoption of significant additional labeling or warning requirements; unfavorable general economic conditions in the United States or other major markets; unfavorable economic and political conditions in international markets, including civil unrest and product boycotts; changes in commercial or market practices and business model within the European Union; litigation uncertainties; adverse weather conditions; our ability to maintain brand image and corporate reputation as well as other product issues such as product recalls; changes in legal and regulatory environments; changes in accounting standards and taxation requirements; our ability to achieve overall long-term goals; our ability to protect our information systems; additional impairment charges; our ability to successfully manage Company-owned bottling operations; the impact of climate change on our business; global or regional catastrophic events; risks related to our acquisition of Coca-Cola Enterprises Inc.’s  North American operations; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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